EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Dollar Tree, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑207645, 333‑198015, 333‑175121, and 333‑106886) on Form S-8 and registration statement (No. 333-224071) on Form S-3 of Dollar Tree, Inc. of our reports dated March 16, 2021, with respect to the consolidated balance sheets of Dollar Tree, Inc. as of January 30, 2021 and February 1, 2020, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended January 30, 2021, and the related notes, and the effectiveness of internal control over financial reporting as of January 30, 2021, which reports appear in the January 30, 2021 annual report on Form 10‑K of Dollar Tree, Inc.
Our report on the consolidated financial statements refers to a change in accounting for leases as of February 3, 2019, due to the adoption of Accounting Standards Codification Topic 842, Leases.

/s/ KPMG LLP
Norfolk, Virginia
March 16, 2021